UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 28, 2017

Dorman Products, Inc.

(Exact name of Registrant as Specified in Charter)

Pennsylvania	000-18914	23-2078856
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3400 East Walnut Street, Colmar, Pennsylvania 18915

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (215) 997-1800

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

The following “Description of Common Stock” is filed for the purpose of updating the description of the common stock of Dorman Products, Inc. (“we,” “our,” “us” and the “Company”). The “Description of Common Stock” modifies and supersedes any prior description of the common stock of the Company in any registration statement or report filed with the Securities and Exchange Commission (the “Commission”) and will be available for incorporation by reference into certain of the Company’s filings with the Commission pursuant to the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the rules and forms promulgated thereunder.

Description of Common Stock

Authorized Capitalization

We are authorized to issue 100,000,000 shares of stock, of which no fewer than 25,000,000 shares, subject to increase by resolution of our board, are to be common stock, par value $.01 per share. As of July 28, 2017, our authorized capital stock consisted of 50,000,000 shares of common stock. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any then outstanding preferred stock.

Dividend Rights

Subject to preferences that may apply to shares of preferred stock outstanding at the time, the holders of common stock are entitled to receive dividends out of assets legally available at the times and in the amounts as our board may from time to time determine.

Voting Rights

Each holder of record of our common stock is entitled to one vote for each share of our common stock held on all matters submitted to a vote of the shareholders.

No Pre-emptive or Other Rights

Holders of common stock are not entitled to pre-emptive, subscription, cumulative voting or conversion rights and there are no redemption or sinking fund provisions applicable to the common stock.

Right to Receive Liquidation Distributions

In the event of our liquidation, dissolution or winding up, holders of our common stock will be entitled to share ratably in all assets remaining after payments to creditors and after satisfaction of the liquidation preference, if any, of the holders of any preferred stock that may at the time be outstanding.

Transfer Agent and Registrar

Our transfer agent and registrar for our common stock is Broadridge Corporate Issuer Solutions, Inc.

Listing

Our common stock trades on the NASDAQ Global Select Market under the symbol “DORM”.

Anti-Takeover Provisions

Our amended and restated articles of incorporation, as amended, and our amended and restated bylaws, as amended, contain several provisions intended to limit the possibility of, or make more difficult, a takeover of our company.

Our articles provide that our board may from time to time issue the authorized and unissued stock which is not common stock in one or more series of preferred stock without shareholder approval. Our board is authorized to adopt resolutions to, among other things, issue shares of preferred stock in one or more series and to fix the voting rights, designations, preferences, qualifications, privileges, limitations, restrictions, options, conversion rights, and other special or relative rights of the shares of any class or series of the preferred stock.

One of the effects of undesignated preferred stock may be to enable our board to discourage an attempt to obtain control of our company by means of a tender offer, proxy contest, merger or otherwise. The issuance of such preferred stock may adversely affect the rights of holders of our common stock by, among other things:

•	restricting the payment of dividends on our common stock;

•	diluting the voting power of our common stock;

•	reducing the amount of assets remaining for payment to holders of shares in the event of a liquidation of assets;

•	delaying or preventing a change in control without further action by the shareholders; or

•	decreasing the market price of our common stock.

In addition to our articles providing for the issuance of preferred stock having terms established by our board without shareholder approval, our bylaws provide that:

•	our shareholders are not entitled to call special meetings of the shareholders and the provision in our bylaws establishing this limitation may not be amended without the affirmative vote of at least two-thirds of the votes entitled to be cast by shareholders;

•	any action required or permitted to be taken by our shareholders may be effected only at a regular or special meeting of our shareholders and the provision in our bylaws establishing this limitation may not be amended without the affirmative vote of at least two-thirds of the votes entitled to be cast by shareholders;

•	additional provisions of the bylaws, such as the provisions governing the size of the board and the filling of board vacancies, may not be amended without the affirmative vote of at least two-thirds of the votes entitled to be cast by shareholders; and

•	certain provisions of the bylaws may be amended only by a vote of the shareholders, and not solely by the action of the board.

Our bylaws also establish procedures for the nomination of directors by shareholders and the proposal by shareholders of matters to be considered at meetings of the shareholders, including the submission of certain information within the time periods prescribed in the bylaws.

Section 1715 of the Pennsylvania Business Corporation Law of 1988, as amended, or “PBCL,” which is applicable to us, provides that the directors of a corporation, in making decisions concerning takeovers or any other matters, may consider to the extent that they deem appropriate, among other things, (i) the effects of any proposed transaction upon any or all groups affected by such action, including among others, shareholders, employees, suppliers, customers and creditors, (ii) the short-term and long-term interests of the corporation, and (iii) the resources, intent and conduct of the person seeking control.

In addition, under the PBCL, certain anti-takeover provisions apply to Pennsylvania “registered corporations” (e.g., publicly traded companies) including those relating to (i) control share acquisitions, (ii) disgorgement of profits by certain controlling persons, (iii) business combination transactions with interested shareholders and (iv) the rights of shareholders to demand fair value for their stock following a control transaction. Pennsylvania law allows registered corporations to opt-out of any of these anti-takeover provisions. We have opted out of all such anti-takeover provisions.

The existence of the foregoing provisions of our articles, bylaws and the PBCL, to the extent applicable to the Company, may have an anti-takeover effect and could delay, defer or prevent a tender offer or takeover attempt that a shareholder might consider in its best interest, including those attempts that might result in a premium over the market price for the shares of our common stock held by shareholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DORMAN PRODUCTS, INC.

Date: July 28, 2017	By:	/s/ Kevin M. Olsen
		Name:	Kevin M. Olsen
		Title:	Executive Vice President and Chief Financial Officer